EXHIBIT 99.1

Quanex Building Products Announces Third Quarter 2018 Results

Board Approves 100% Dividend Increase and Authorizes $60 Million Share Repurchase Program
Strong Free Cash Flow Generation Facilitates Deleveraging and Return of Capital to Shareholders
Significant Margin Expansion in NA Cabinet Components Segment
Healthy Underlying Growth Continues in NA and EU Engineered Components Segments

HOUSTON, Sept. 06, 2018 (GLOBE NEWSWIRE) --  Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended July 31, 2018.  The Company also announced today a significant increase in the return of capital to shareholders through a 100% increase in the quarterly cash dividend and a $60 million share repurchase authorization.

Bill Griffiths, Chairman, President and Chief Executive Officer, stated, “We delivered solid third quarter results, driven by improved operational efficiency and margin expansion of 200 basis points in our North American Cabinet Components segment, despite ongoing inflationary pressures.  Underlying growth remains healthy in our North American and European Engineered Components segments.

“We are also pleased that our strong free cash flow generation in the third quarter facilitated a further reduction of our leverage ratio to 2.0x Net Debt to LTM Adjusted EBITDA as of July 31, 2018.  In addition, our Board of Directors has approved a robust capital return program, including both a 100% increase to our quarterly cash dividend and a $60 million share repurchase program, which reflects our strong balance sheet, commitment to returning capital to shareholders and confidence in our prospects for growth and value creation.

“As part of a strategic review process, our Board of Directors and management team, with the support of outside advisors, recently undertook a thorough review of Quanex’s strategy and business, and evaluated a broad range of strategic alternatives to maximize shareholder value.  Our Board of Directors unanimously concluded that the best path forward for the Company and its shareholders at this time is the continued execution of our strategic plan and the accelerated return of capital.  We remain open to and will continue to consider all opportunities to create additional shareholder value.”

Third Quarter 2018 Results Summary

The Company reported the following selected financial results:

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017
Net Sales	$239.8	$229.4	$645.7	$634.4
Net Income	$10.8	$10.2	$19.8	$8.0
Diluted EPS	$0.31	$0.29	$0.56	$0.23

Adjusted Net Income	$11.6	$11.5	$15.1	$13.9
Adjusted Diluted EPS	$0.33	$0.33	$0.43	$0.40
Adjusted EBITDA	$30.8	$32.2	$65.7	$65.7

Cash provided by operating activities	$26.8	$29.7	$48.5	$46.5
Free Cash Flow	$21.0	$20.2	$27.4	$19.4

(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and Free Cash Flow Reconciliation table for additional information)

Similar to the first half of 2018, the increase in net sales during the third quarter was largely driven by market growth combined with price increases mostly related to raw material inflation recovery and a favorable foreign exchange impact.  (See Sales Analysis table for additional information)

The increase in net income for the third quarter of 2018 was primarily driven by lower depreciation and amortization coupled with a lower effective tax rate.

Adjusted EBITDA decreased slightly during the third quarter of 2018 mainly due to the negative impact of inflationary pressures combined with an increase in selling, general and administrative expense as results for the third quarter of 2017 included a benefit of $2.0 million related to a legal expense reimbursement from one of Quanex’s insurance carriers.

As of July 31, 2018, the Company’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 2.0x.  (See Non-GAAP Terminology Definitions and Disclaimers section for additional information)

Strategy Update and Recent Events

Quanex is committed to driving operational improvement and creating shareholder value.  As part of a strategic review process, the Company’s Board of Directors (the “Board”) and management team, with Citi as financial advisor, recently completed a comprehensive review of Quanex’s overall strategy, capital structure and capital allocation priorities.  As part of that review process, the Board evaluated a broad range of strategic alternatives, including a potential sale of the Company, and carefully considered feedback from shareholders.

The Board unanimously concluded that, at this time, Quanex is best positioned to drive value for shareholders through the continued successful execution of its strategy and continued focus on driving improved performance and returning capital to shareholders.

As such, the Board declared a quarterly cash dividend of $0.08 per share on the Company’s common stock, representing a 100% increase compared to the prior dividend, payable September 28, 2018, to shareholders of record on September 14, 2018.

In addition, Quanex’s Board of Directors authorized a $60 million share repurchase program representing approximately 10% of common shares outstanding based on the Company’s stock price and share count as of July 31, 2018.  Repurchases under the new program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements and other relevant factors.  The program does not have an expiration date or a limit on the number of shares that may be purchased.

The Board will continue to consider all opportunities to further enhance shareholder value now and in the future.

Conference Call and Webcast Information

The Company has scheduled a conference call for Friday, September 7, 2018, at 11:00 a.m. ET (10:00 a.m. CT).  To participate in the conference call dial (877) 388-2139 for domestic callers and (541) 797-2983 for international callers, in both cases using the conference passcode 3847158, and ask for the Quanex call a few minutes prior to the start time.  A link to the live audio webcast will also be available on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through September 14, 2018.  To access the replay dial (855) 859-2056 for domestic callers and (404) 537-3406 for international callers, in both cases referencing conference passcode 3847158.

About Quanex

Quanex Building Products Corporation is an industry-leading manufacturer of components sold to Original Equipment Manufacturers (OEMs) in the building products industry.  Quanex designs and produces energy-efficient fenestration products in addition to kitchen and bath cabinet components.

For more information contact Scott Zuehlke, Vice President, Investor Relations & Treasurer, at 713-877-5327 or scott.zuehlke@quanex.com.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (Loss) (defined as net income further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, restructuring charges, other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net) and Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, gain/loss on the sale of fixed assets, and restructuring charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort.  Net Debt is calculated using the sum of current maturities of long-term debt and long-term debt, minus cash and cash equivalents.  The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage.  In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.  Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures.   Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods, and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies.  Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release.  The statements and guidance set forth in this release are based on current expectations.  Actual results or events may differ materially from this release.  For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”.  Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) (In thousands, except per share data) (Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017

Net sales	$239,821	$229,367	$645,699	$634,406
Cost of sales	185,610	176,758	508,791	494,647
Selling, general and administrative	24,190	20,478	72,049	74,839
Restructuring charges	243	864	851	3,083
Depreciation and amortization	12,691	13,915	39,274	43,701
Operating income	17,087	17,352	24,734	18,136
Interest expense	(2,641)	(2,575)	(7,584)	(7,126)
Other, net	(62)	46	150	572
Income before income taxes	14,384	14,823	17,300	11,582
Income tax (expense) benefit	(3,631)	(4,608)	2,536	(3,631)
Net income	$10,753	$10,215	$19,836	$7,951

Income per common share, basic	$0.31	$0.30	$0.57	$0.23
Income per common share, diluted	$0.31	$0.29	$0.56	$0.23

Weighted average common shares outstanding:
Basic	34,840	34,224	34,766	34,141
Diluted	35,120	34,924	35,124	34,771

Cash dividends per share	$0.04	$0.04	$0.12	$0.12

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	July 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$12,400	$17,455
Accounts receivable, net	80,236	79,411
Inventories, net	87,105	87,529
Prepaid and other current assets	8,636	7,406
Total current assets	188,377	191,801
Property, plant and equipment, net	205,304	211,131
Goodwill	221,587	222,194
Intangible assets, net	127,071	139,778
Other assets	9,184	8,975
Total assets	$751,523	$773,879

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$44,871	$44,150
Accrued liabilities	31,693	38,871
Income taxes payable	2,405	2,192
Current maturities of long-term debt	16,120	21,242
Total current liabilities	95,089	106,455
Long-term debt	193,654	218,184
Deferred pension and postretirement benefits	6,612	4,433
Deferred income taxes	16,765	21,960
Other liabilities	15,640	16,000
Total liabilities	327,760	367,032
Stockholders’ equity:
Common stock	374	375
Additional paid-in-capital	253,806	255,719
Retained earnings	240,025	225,704
Accumulated other comprehensive loss	(27,601)	(25,076)
Treasury stock at cost	(42,841)	(49,875)
Total stockholders’ equity	423,763	406,847
Total liabilities and stockholders' equity	$751,523	$773,879

QUANEX BUILDING PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(In thousands)
(Unaudited)

	Nine Months Ended July 31,
	2018	2017 (1)
Operating activities:
Net income	$19,836	$7,951
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	39,274	43,701
Stock-based compensation	1,002	4,305
Deferred income tax	(5,788)	(1,847)
Other, net	404	1,136
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(1,247)	6,923
Decrease (increase) in inventory	310	(8,576)
Increase in other current assets	(1,242)	(379)
Increase (decrease) in accounts payable	1,161	(3,145)
Decrease in accrued liabilities	(7,565)	(11,327)
Increase in income taxes payable	231	4,349
Increase in deferred pension and postretirement benefits	2,179	2,537
Increase in other long-term liabilities	210	1,226
Other, net	(312)	(389)
Cash provided by operating activities	48,453	46,465
Investing activities:
Acquisitions, net of cash acquired	-	(8,497)
Capital expenditures	(21,098)	(27,098)
Proceeds from disposition of capital assets	260	1,232
Cash used for investing activities	(20,838)	(34,363)
Financing activities:
Borrowings under credit facilities	33,500	53,500
Repayments of credit facility borrowings	(62,750)	(74,125)
Repayments of other long-term debt	(1,394)	(2,240)
Common stock dividends paid	(4,202)	(4,127)
Issuance of common stock	3,767	6,379
Payroll tax paid to settle shares forfeited upon vesting of stock	(960)	(976)
Cash used for financing activities	(32,039)	(21,589)
Effect of exchange rate changes on cash and cash equivalents	(631)	(248)
Decrease in cash and cash equivalents	(5,055)	(9,735)
Cash and cash equivalents at beginning of period	17,455	25,526
Cash and cash equivalents at end of period	$12,400	$15,791

(1) Updated to reflect adoption of ASU 2016-09.

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended July 31,		Nine Months Ended July 31,
	2018	2017	2018	2017
Cash provided by operating activities	$26,838	$29,736	$48,453	$46,465
Capital expenditures	(5,885)	(9,548)	(21,098)	(27,098)
Free Cash Flow	$20,953	$20,188	$27,355	$19,367

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

	Three Months Ended			Three Months Ended			Nine Months Ended			Nine Months Ended
Reconciliation of Adjusted Net Income and Adjusted EPS	July 31, 2018			July 31, 2017			July 31, 2018			July 31, 2017
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$10,753	$0.31		$10,215	$0.29		$19,836	$0.56		$7,951	$0.23
Reconciling items from below	828	0.02		1,277	0.04		(4,727)	(0.13)		5,965	0.17
Adjusted net income and adjusted EPS	$11,581	$0.33		$11,492	$0.33		$15,109	$0.43		$13,916	$0.40

Reconciliation of Adjusted EBITDA	Three Months Ended July 31, 2018			Three Months Ended July 31, 2017			Nine Months Ended July 31, 2018			Nine Months Ended July 31, 2017
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$10,753			$10,215			$19,836			$7,951
Income tax expense (benefit)	3,631			4,608			(2,536)			3,631
Other, net	62			(46)			(150)			(572)
Interest expense	2,641			2,575			7,584			7,126
Depreciation and amortization	12,691			13,915			39,274			43,701
EBITDA	29,778			31,267			64,008			61,837
Reconciling items from below	1,027			899			1,649			3,892
Adjusted EBITDA	$30,805			$32,166			$65,657			$65,729

Reconciling Items	Three Months Ended July 31, 2018			Three Months Ended July 31, 2017			Nine Months Ended July 31, 2018			Nine Months Ended July 31, 2017
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$239,821	$-		$229,367	$-		$645,699	$-		$634,406	$-
Cost of sales	185,610	-		176,758	-		508,791	-		494,647	(104)	(1)
Selling, general and administrative	24,190	(784)	(2)	20,478	(35)	(2)	72,049	(798)	(2)	74,839	(705)	(2)
Restructuring charges	243	(243)	(3)	864	(864)	(3)	851	(851)	(3)	3,083	(3,083)	(3)
EBITDA	29,778	1,027		31,267	899		64,008	1,649		61,837	3,892
Depreciation and amortization	12,691	-		13,915	(1,277)	(4)	39,274	(852)	(5)	43,701	(5,502)	(4)
Operating income	17,087	1,027		17,352	2,176		24,734	2,501		18,136	9,394
Interest expense	(2,641)	-		(2,575)	-		(7,584)	-		(7,126)	-
Other, net	(62)	79	(6)	46	(39)	(6)	150	(88)	(6)	572	(514)	(6)
Income before income taxes	14,384	1,106		14,823	2,137		17,300	2,413		11,582	8,880
Income tax (expense) benefit	(3,631)	(278)	(7)	(4,608)	(860)	(7)	2,536	(7,140)	(7)	(3,631)	(2,915)	(7)
Net income (loss)	$10,753	$828		$10,215	$1,277		$19,836	$(4,727)		$7,951	$5,965

Diluted earnings per share	$0.31			$0.29			$0.56			$0.23

(1) Relates solely to purchase price accounting inventory step-up impact from HL Plastics acquisition.
(2) Transaction and advisory fees and in 2017, loss on sale of fixed assets related to the closure of a plant and a one-time employee benefit adjustment.
(3) Restructuring charges relate to the closure of several manufacturing plant facilities.
(4) Accelerated depreciation and amortization for restructured PP&E and intangible assets.
(5) Accelerated depreciation for a plant re-layout in the North American Cabinet Components segment.
(6) Foreign currency transaction losses (gains).
(7) Impact on a with and without basis. Nine months ended July 31, 2018 includes $6.5 million adjustment related to the Tax Cuts and Jobs Act.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.

	NA Engineered Components	EU Engineered Components	NA Cabinet Components	Unallocated Corp & Other	Total
Three months ended July 31, 2018
Net sales	$133,397	$42,661	$65,114	$(1,351)	$239,821
Cost of sales	100,999	30,840	54,755	(984)	185,610
Selling, general and administrative	13,147	5,535	3,584	1,924	24,190
Restructuring charges	240	-	3	-	243
Depreciation and amortization	6,741	2,352	3,432	166	12,691
Operating income (loss)	12,270	3,934	3,340	(2,457)	17,087
Depreciation and amortization	6,741	2,352	3,432	166	12,691
EBITDA	19,011	6,286	6,772	(2,291)	29,778
Transaction and advisory fees	-	-	-	784	784
Restructuring charges	240	-	3	-	243
Adjusted EBITDA	$19,251	$6,286	$6,775	$(1,507)	$30,805
Adjusted EBITDA Margin %	14.4%	14.7%	10.4%		12.8%

Three months ended July 31, 2017
Net sales	$126,446	$40,359	$63,839	$(1,277)	$229,367
Cost of sales	94,169	29,002	54,538	(951)	176,758
Selling, general and administrative	11,829	5,162	3,968	(481)	20,478
Restructuring charges	727	-	137	-	864
Depreciation and amortization	7,899	2,391	3,491	134	13,915
Operating income	11,822	3,804	1,705	21	17,352
Depreciation and amortization	7,899	2,391	3,491	134	13,915
EBITDA	19,721	6,195	5,196	155	31,267
Transaction and advisory fees	-	-	-	35	35
Restructuring charges	727	-	137	-	864
Adjusted EBITDA	$20,448	$6,195	$5,333	$190	$32,166
Adjusted EBITDA Margin %	16.2%	15.3%	8.4%		14.0%

Nine months ended July 31, 2018
Net sales	$350,280	$115,481	$183,705	$(3,767)	$645,699
Cost of sales	269,156	83,261	159,066	(2,692)	508,791
Selling, general and administrative	40,393	17,218	12,894	1,544	72,049
Restructuring charges	728	-	123	-	851
Depreciation and amortization	20,561	7,328	10,957	428	39,274
Operating income (loss)	19,442	7,674	665	(3,047)	24,734
Depreciation and amortization	20,561	7,328	10,957	428	39,274
EBITDA	40,003	15,002	11,622	(2,619)	64,008
Transaction and advisory fees	-	-	-	798	798
Restructuring charges	728	-	123	-	851
Adjusted EBITDA	$40,731	$15,002	$11,745	$(1,821)	$65,657
Adjusted EBITDA Margin %	11.6%	13.0%	6.4%		10.2%

Nine months ended July 31, 2017
Net sales	$343,694	$106,133	$188,359	$(3,780)	$634,406
Cost of sales	260,479	75,304	161,704	(2,840)	494,647
Selling, general and administrative	38,770	15,132	12,739	8,198	74,839
Restructuring charges	2,207	-	876	-	3,083
Depreciation and amortization	26,377	6,753	10,160	411	43,701
Operating income (loss)	15,861	8,944	2,880	(9,549)	18,136
Depreciation and amortization	26,377	6,753	10,160	411	43,701
EBITDA	42,238	15,697	13,040	(9,138)	61,837
Transaction and advisory fees	-	-	-	327	327
Mexico restructuring, loss on sale of fixed assets	-	-	190	-	190
One-time employee benefit adjustment	-	-	188	-	188
PPA-Inventory Step-up	-	104	-	-	104
Restructuring charges	2,207	-	876	-	3,083
Adjusted EBITDA	$44,445	$15,801	$14,294	$(8,811)	$65,729
Adjusted EBITDA Margin %	12.9%	14.9%	7.6%		10.4%

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended		Nine Months Ended
	July 31, 2018	July 31, 2017	July 31, 2018	July 31, 2017

NA Engineered Components:
United States - fenestration (1)	$112,914	$107,193	$297,700	$289,231
International - fenestration	11,851	9,959	27,758	24,945
United States - non-fenestration (2)	4,675	7,060	13,518	19,590
International - non-fenestration	3,957	2,234	11,304	9,928
	$133,397	$126,446	$350,280	$343,694
EU Engineered Components (3):
United States - fenestration	$-	$190	$-	$304
International - fenestration (4)	34,881	35,087	97,597	94,528
International - non-fenestration	7,780	5,082	17,884	11,301
	$42,661	$40,359	$115,481	$106,133
NA Cabinet Components:
United States - fenestration	$3,650	$4,322	$10,500	$12,316
United States - non-fenestration (5)	60,843	59,237	171,547	174,404
International - non-fenestration	621	280	1,658	1,639
	$65,114	$63,839	$183,705	$188,359
Unallocated Corporate & Other:
Eliminations	$(1,351)	$(1,277)	$(3,767)	$(3,780)
	$(1,351)	$(1,277)	$(3,767)	$(3,780)

Net Sales	$239,821	$229,367	$645,699	$634,406

(1) Reflects the loss of revenue associated with eliminated products of $2.6 million and $11.7 million for the three and nine months ended July 31, 2018.
(2) Reflects the loss of revenue associated with eliminated products of $2.1 million and $7.5 million for the three and nine months ended July 31, 2018.
(3) Reflects a gain of $1.1 million and $7.9 million in revenue associated with foreign currency exchange rate impacts for the three and nine months ended July 31, 2018.
(4) Reflects loss of revenue associated with eliminated products of $1.8 million and $6.5 million for the three and nine months ended July 31, 2018.
(5) Reflects the loss of revenue associated with eliminated products of $0.2 million and $3.9 million for the three and nine months ended July 31, 2018.